Exhibit 10.1

Execution Version

XINYUAN REAL ESTATE CO., LTD.

2007 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the 2007 Equity Incentive Plan (the “Plan”) of Xinyuan Real Estate Co., Ltd., a Cayman Islands holding company (the “Company”) is to promote the interests of the Company by enabling it to attract, retain and motivate key employees, directors and consultants responsible for the success and growth of the Company and its subsidiaries by providing them with appropriate incentives and rewards and enabling them to participate in the growth of the Company. The Plan provides for the grant of Stock Bonus Awards and Options to purchase shares of Company Stock. Options granted under the Plan may include Non Qualified Stock Options as well as Incentive Stock Options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Certain capitalized terms used in this Plan are defined in Section 2.

SECTION 2. DEFINITIONS

a. “Award” means any Option or Stock Bonus Award granted under the Plan.

b. “Award Agreement” means the written agreement or other written instrument between the Company and a Participant that evidences and sets forth the terms, conditions and restrictions pertaining to a Participant’s Award.

c. “Board” means the Board of Directors of the Company.

d. “Cause” means (i) misconduct by the Participant in the performance of the Participant’s duties and obligations to the Company or its Subsidiaries; (ii) dishonesty, fraud, breach of duty of loyalty, insubordination, violation of Company policies, gross negligence, gross incompetence, any intentional act contrary to the interests of the Company, embezzlement or misappropriation by the Participant relating to the Company or any of its affiliates or any of their funds, properties or assets or failure to follow any lawful directive of the Board; (iii) the neglect or failure by the Participant, after written notice and thirty (30) days to cure (or such shorter period of cure as the Board reasonably determines is necessary to avoid an adverse effect on the business of the Company), to perform the duties assigned to him or her or; (iv) any material breach of any employment agreement, noncompetition agreement or other agreement with the Company and/or its affiliates; (v) the conviction by Participant or plea of nolo contendere (or similar plea) to any facts constituting a felony or a misdemeanor involving moral turpitude; (vi) acting in a manner or making any statements which the Board reasonably determines to have an adverse effect on the reputation, operations, prospects or business relations of the Company or its affiliates (vii) any conduct by Participant which is reported in the general or trade press or otherwise achieves general notoriety and which is scandalous, immoral, or illegal, or (viii) the Participant’s use of controlled substances or alcohol in any manner that interferes with the performance of his or her duties. Determination of Cause will be made by the Board in its sole discretion.

e. “Change in Control” the occurrence of any of the following events:

i. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

ii. Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

iii. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

iv. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for the purposes of this Plan and with respect to any and all clauses of this Section of the Plan, an IPO or any transactions or events constituting part of an IPO shall not be deemed to constitute or in any way effect a Change in Control.

f. “Committee” means a committee of the Board, as described in Section 3(a).

g. “Consultant” means a person who performs bona fide services for the Company or a Subsidiary as a consultant or advisor, excluding Employees and Directors.

h. “Director” means a non-employee member of the Board.

i. “Employee” means any individual who is a common-law employee of the Company or a Subsidiary.

j. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

k. “Exercise Price” means the amount for which one Share may be purchased when an Option is exercised, as specified by the Board in the applicable Award Agreement.

l. “Fair Market Value,” as of a particular date, means:

i. if the Shares are then listed or admitted to trading on the New York Stock Exchange or another national securities exchange or such other regulated market, or reported on NASDAQ, the closing price of a Share on the New York Stock exchange, on another national securities exchange or on NASDAQ as of the last trading day on which the Shares were sold or reported prior to the date of determination; or

ii. if the Shares are not then listed or admitted to trading on the New York Stock Exchange or another national securities exchange or such other regulated market or reported on NASDAQ, such value as the Board, acting in good faith and in compliance with Code Section 409A, determines.

m. “IPO” means a bona fide underwritten initial public offering of Company Stock, or other securities evidencing the Company Stock, with an independent underwriter on an established national securities exchange or such other regulated market, for total proceeds to the Company of not less than US $50 million.

n. “Incentive Stock Option” or “ISO” means a stock option intended to qualify as an incentive stock option within the meaning of Code Section 422. ISOs under the Plan may only be granted to Participants who are U.S. taxpayers.

o. “Nonqualified Stock Option” or “NQSO” means a stock option granted pursuant to the Plan that is not an ISO.

p. “Option” means an ISO or NQSO granted under the Plan that entitles the holder to purchase Shares.

q. “Participant” means a person selected by the Board to receive an Award under the Plan.

r. “Performance Objective” means one or more objective, measurable performance factors as determined by the Board (as described in Section 3(b) of the Plan) with respect to each Performance Period based upon one or more of the factors set forth in Section 9 of the Plan.

s. “Performance Period” means a period for which Performance Objectives are set and during which performance is to be measured to determine whethere a Participant is entitled to payment of an Award under the Plan. A Performance Period may coincide with one or more complete or partial calendar or fiscal years of the Company. Unless otherwise designated by the Board, the Performance Period will be based on the calendar year.

t. “Publicly Held Corporation” means a corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

u. “Service” means service as an Employee, Consultant or Director.

v. “Share” means one share of Stock issuable under a Stock Bonus Award or when an Option is exercised, as adjusted in accordance with Section 8 (if applicable).

w. “Stock” means the common stock of the Company.

x. “Stock Bonus Award” means an award of Stock or denominated in Stock under the Plan. All or part of any Stock Bonus Award may be subject to conditions established by the Board, and set forth in the Award Agreement, which may include, but are not limited to, continuous Service, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other comparable measurements of the Company or its Subsidiaries’ performance, including Performance Objectives. Shares under a Stock Bonus Award may be issuable to the Participant either at the time of grant of the Award or upon the lapse or satisfaction of the above vesting conditions as set forth in the Award Agreement.

y. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in the chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan will be considered a Subsidiary commencing as of that date.

SECTION 3. ADMINISTRATION

a. Committees of the Board. The Plan may be administered by one or more Committees. A Committee will consist of two or more members of the Board, and will have the authority and be responsible for those functions assigned to it by the Board. If no Committee is appointed, the entire Board will administer the Plan. Any reference to the Board in the Plan will be construed as a reference to the Committee, if any, to which the Board assigns a particular function in connection with the Plan. If the Company is a Publicly Held Corporation, the Plan shall be administered by a Committee appointed by the Board consisting of not less than two directors who fulfill the “nonemployee director” requirements of Rule 16b-3 under the Exchange Act, the independence requirements of the principal exchange or quotation system upon which the Shares are listed or quoted, and the “outside director” requirements of Code Section 162(m).

b. Compliance with Code Section 162(m). The Board may, but is not required to, grant Awards that are intended to qualify as performance-based compensation exempt from the deductibility limitations of Code Section 162(m). Any such grants shall be made and certified only by a Committee (or a subcommittee thereof) consisting solely of two or more “outside directors” (as such term is defined under Code Section 162(m)).

c. Powers of the Board. Subject to the provisions of the Plan, the has the discretionary authority and power to:

i. Determine and designate those individuals selected to receive Awards;

ii. Determine the terms of Awards, including the time at which each Award will be granted and the number of Shares subject to each Award;

iii. Establish the terms and conditions upon which Awards may be exercised, vested or paid (including any requirements that the Participant or the Company satisfy performance criteria of Performance Objectives);

iv. Prescribe, amend, or rescind any rules and regulations necessary or appropriate for the administration of the Plan;

v. Grant Awards in substitution for options or other equity interests held by individuals who become Employees of the Company or one of its Subsidiaries as a result of the Company’s acquiring or merging with the individual’s employer. If necessary to conform the Awards to the interests for which they are substitutes, the Board or a Committee may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires;

vi. Correct any defect, supply any deficiency, and reconcile any inconsistency in the Plan or in any related Award or agreement; and

vii. Make other determinations and take such other action in connection with the administration of the Plan as it deems necessary or advisable.

d. Delegation of Duties. The Board may delegate to designated officers of the Company any of its duties and authority under the Plan pursuant to such conditions or limitations as the Board may establish from time to time including, without limitation, the authority to recommend individuals for the grant of Awards and the form and terms of their Awards; provided, however, the Board may not delegate to any person the authority (i) to grant Awards or (ii) if the Company is a Publicly Held Corporation, to take any action which would contravene the requirements of Rule 16b-3 under the Exchange Act or the Sarbanes-Oxley Act of 2002.

e. Interpretation of Plan. The Board has the discretionary authority and power to interpret and construe the Plan and all related Awards and agreements, to resolve any ambiguities and determine the amount of benefits payable to a person under the Plan. All decisions, interpretations and determinations of the Board with respect to the Plan will be final and binding on all Participants and all persons deriving their rights from Participants.

f. Indemnification. Each member of the Board is indemnified and held harmless by the Company against any cost or expense (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan to the extent permitted by applicable law. This indemnification is in addition to any rights of indemnification a member may have as a Director or otherwise under the Bylaws of the Company or a Subsidiary, any agreement, any vote of shareholders or disinterested directors, or otherwise.

SECTION 4. ELIGIBILITY

a. General Rule. All Employees, Directors and Consultants of the Company or any Subsidiary who are capable of contributing significantly to the successful performance of the Company, in the determination of the Board, are eligible to be Participants in the Plan. Nonqualified Stock Options and Stock Bonus Awards may be granted to Employees, Consultants and Directors. Incentive Stock Options may be granted only to Employees.

b. Ten-Percent Shareholders. An individual who owns more than 10% of the total combined voting power of all classes of outstanding shares of the Company or any of its Subsidiaries (as determined in accordance with Code Section 424(d)) will not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) the Option by its terms is not exercisable after the expiration of 5 years from the date of grant.

SECTION 5. STOCK SUBJECT TO PLAN

a. Basic Limitation. The aggregate number of Shares that may be issued under the Plan on exercise of Options or on vesting of a Stock Bonus Award must not exceed 6,802,495 shares, subject to adjustment pursuant to Section 8. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The number of Shares that are subject to Awards outstanding at any time under the Plan must not exceed the number of Shares that then remain available for issuance under the Plan.

b. Additional Shares. In the event that any outstanding Award for any reason expires, is terminated unexercised, or is forfeited or settled in a manner that results in fewer shares outstanding than were initially awarded, the Shares subject to the Award, to the extent of such expiration, termination, or forfeiture, again will be available for purposes of the Plan. If Shares issued under the Plan are reacquired by the Company, those Shares again will be available for purposes of the Plan. Without limiting the foregoing, if payment for the exercise of an Award is made by transfer to the Company of Shares owned by the Participant, the shares transferred to the Company will be added to the Company’s treasury or canceled and become authorized and unissued shares.

SECTION 6. TERMS AND CONDITIONS OF AWARDS

a. Award Agreements. Each grant of an Award under the Plan will be evidenced by an Award Agreement between the Participant and the Company. The Award will be subject to terms and conditions that are consistent with the Plan and that the Board deems appropriate for inclusion in an Award Agreement. The provisions of Award Agreements entered into under the Plan need not be identical.

b. Number of Shares. Each Award Agreement will specify the formula for determining the number of Shares that are subject to the Stock Bonus Award or the Option and will provide for the adjustment of that number in accordance with Section 8. The Award Agreement also will specify whether an Option is an ISO or NQSO. However, if any portion of an Option does not meet the requirements to qualify as an ISO, that portion will be an NQSO.

c. Exercise Price. Each Award Agreement pertaining to an Option will specify the Exercise Price as determined by the Board. The Exercise Price of any Option will be determined by the Board in its sole discretion, except that the Exercise Price of an ISO may not be less than 100% of the Fair Market Value of a Share on the date of grant, and any higher percentage required by Section 4(b) or except as provided under Section 8(a) relating to capitalization adjustments.

d. Limitation on ISO Amount. To the extent that the aggregate Fair Market Value (determined with respect to each ISO as of the time the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds US $100,000, the Option or portions of the Option that exceed such limit will be treated as NQSOs (in the reverse order in which they were granted, so that the last ISO will be the first to be treated as NQSO).

e. Code Section 162(m) Limitations on Awards. Subject to the provisions of Section 8(a) relating to capitalization adjustments, in the case of any Award intended to comply with Code Section 162(m), no Employee or Director shall be eligible to be granted in any calendar year (i) one or more Options which in the aggregate cover more than six (6) million Shares or (ii) one or more Stock Bonus Awards which in the aggregate cover more than seven (6) million Shares. To the extent required by Code Section 162(m), in applying the foregoing limitation with respect to an Employee or Director, if any Award intended to comply with Section 162(m) is canceled, the cancelled Award shall continue to count against the maximum number of Shares with respect to which an Award may be granted to an Employee or Director.

f. Withholding Taxes. As a condition to the exercise of an Option or the issuance of Stock under a Stock Bonus Award, the Participant will make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise or issuance.

g. Exercisability of an Option. Each Award Agreement granting an Option to a Participant will specify when all or any installment of the Option becomes exercisable. The exercisability provisions of any Award Agreement will be determined by the Board in its sole discretion.

h. Vesting and Payment of Stock Bonus Awards. Stock Bonus Awards may be subject to restrictions and vesting conditions, including time-based vesting conditions and/or the attainment of performance-based vesting conditions or Performance Objectives, as determined by the Administrator and, with regard to performance Objectives, determined and certified by the Board (in the manner prescribed by Code Section 162(m)). To the extent consistent with the Company’s Bylaws, at the Board’s election, Shares issuable to a Participant may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. An Award Agreement may provide that Shares under a Stock Bonus Award may be issuable to the Participant either at the time of grant of the Award or upon the lapse or satisfaction of vesting conditions, including Performance Objectives. The Stock Bonus Awards will become nonforfeitable at such times and in such manner as the board determines; provided, however, that, except with respect to Awards the Board designates as covered by Performance Objectives for purposes of Code Section 162(m), the Board may, on such terms and conditions as it determines appropriate, accelerate the time at which restrictions or other conditions on such Stock Bonus Awards will lapse. Except as otherwise provided in a Participant’s Award Agreement, payment of a Stock Bonus Award whose underlying Shares are issuable to the Participant upon vesting, shall be made within 90 days of the day of vesting. An Award Agreement may provide that a Stock Bonus Awards may be settled in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned underlying Shares.

i. Consideration for Stock Bonus Award. The Board may accept any form of legal consideration, if any, that satisfies Cayman Islands corporate law requirements regarding adequate consideration for Stock Bonus Awards.

j. Basic Term. The Award Agreement will specify the term of the Award. The Board in its sole discretion may determine when an Option or Stock Bonus Award is to expire, except that the term may not exceed ten (10) years from the date of grant.

k. Nontransferability of Awards. Except as the Board may otherwise determine or provide in an Award Agreement, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. If necessary to comply with Rule 16b-3 under the Exchange Act, the Participant may not transfer or pledge Shares acquired under an Award until at least six months have elapsed from (but excluding) the date of grant of the Award, unless the Board approves otherwise in advance.

l. Termination of Service Before an IPO. If a Participant’s Service terminates for any reason prior to an IPO, any outstanding unexercised Option or unvested Stock Bonus Award awarded to the Participant will expire and be forfeited for no consideration on the date of the Participant’s termination of Service.

m. Stock Bonus Awards and Termination of Service After an IPO. Unless otherwise provided in the Award Agreement or as determined by the Board, upon termination of a Participant’s Service for any reason on or following an IPO, all unvested portions of any outstanding Stock Bonus Awards shall be immediately forfeited without consideration.

n. Options and Termination of Service (Except by Death) After an IPO. Unless otherwise provided in a Participant’s Award Agreement, if a Participant’s Service terminates for any reason on or following an IPO, other than for the Participant’s death, any exercisable Options granted to the Participant that have not yet been exercised will expire on the earliest of the following:

i. The expiration date determined pursuant to subsection 6(j) above;

ii. The date 90 days after the date of the termination of the Participant’s Service for any reason other than Cause, or a later date as the Board may determine; or

iii. The date of the termination of the Participant’s Service for Cause, or a later date as the Board may determine;

The Participant may exercise all or part of his or her Options at any time before the expiration of the Options under this subsection, but only to the extent that the Options had become exercisable before the date the Participant’s Service terminated. Those Options that are not exercisable immediately before the date of termination of Service will expire on the date of termination. If the Participant dies after the termination of his or her Service but before the expiration of the Participant’s Options, all or part of the Options may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired the Options directly from the Participant by beneficiary designation, bequest or inheritance, or in the case of NQSOs only, by other transfer, if permitted, but in any event only to the extent that the Options had become exercisable before the Participant’s Service terminated (or became exercisable as a result of the termination). For purposes of this subsection 6(n), the date of termination means the date the Participant is given notice of termination by the Company or the date of death.

o. Leaves of Absence. Service will be deemed to continue while the Participant is on a bona fide leave of absence for less than six months, or if longer, if the Participant retains a right to reemployment with the Company under an applicable law or under the terms of a contract (as determined by the Company).

p. Options and Death of Participant After an IPO. If a Participant dies while in Service following an IPO, any exercisable Options granted to the Participant that have not yet been exercised will expire on the earlier of the following dates:

i. The expiration date determined pursuant to subsection 6(i) above; or

ii. The date 12 months after the Participant’s death.

At any time before the expiration of the Options under the preceding sentence, all or part of the Participant’s exercisable Options may be exercised by the executors or administrators of the Participant’s estate or by any person who has acquired the Options directly from the Participant by beneficiary designation, bequest or inheritance, or in the case of NQSOs only, by other transfer, if permitted, but in any event only to the extent that the Options had become exercisable before the Participant’s death. Those Options that are not exercisable immediately before the Participant’s death will expire on the Participant’s death.

q. No Rights as a Shareholder. Unless otherwise specified in an Award Agreement, a Participant, or a transferee of a Participant, has no rights as a shareholder with respect to any Shares covered by an Option or a Stock Bonus Award prior to the date of issuance to the Participant or transferee of a certificate or certificates for the Shares.

r. Modification and Extension of Awards. Within the limitations of the Plan, the Board may modify or extend outstanding Awards. However, without the consent of the Participant, no modification may impair the Participant’s rights or increase the Participant’s obligations under the Award.

s. Restrictions on Transfer of Shares. Any Shares issued in respect of a Stock Bonus Award or on exercise of an Option will be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. These restrictions will be set forth in the applicable Award Agreement and will apply in addition to any restrictions that may apply to holders of Shares generally. The Company will be under no obligation to issue, sell or deliver Shares on vesting of a Stock Bonus Award or on exercise of Options under the Plan unless the Participant executes an agreement giving effect to the restrictions in the form prescribed by the Company.

t. Lock-Up Period; Insider Information. By accepting any Award, the Participant shall be deemed to have agreed that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Corporation under the Securities Act of 1933 as amended (“Securities Act”) the Participant shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Corporation to become effective under the Securities Act that includes securities to be sold on behalf of the Corporation in an underwritten public offering under the Securities Act. The Corporation may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of the Market Standoff Period. By accepting any Award, the Participant also shall be deemed to have agreed to abide by the Company’s inside information guidelines, including any prohibitions on the sale or transfers of any Shares or other securities of the Company during “blackout periods,” as provided therein. Notwithstanding any other provision of this Plan all Awards shall be immediately forfeited at the option of the Board in the event of the Participant purchasing or selling securities of the Company without written authorization in accordance with the Company’s inside information guidelines then in effect.

SECTION 7. PAYMENT FOR SHARES EXERCISED UNDER AN OPTION.

a. General Rule. The entire Exercise Price of Shares issued under an Option is payable in cash or cash equivalents when the Shares are purchased.

b. Surrender of Stock. To the extent an Award Agreement so provides, all or any part of the Exercise Price of an Option may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Participant. These Shares will be surrendered to the Company in good form for transfer and will be valued at their Fair Market Value on the date when the Option is exercised. Unless the Board otherwise determines, the Participant will not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if that action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

c. Promissory Note. To the extent that an Award Agreement so provides, all or a portion of the Exercise Price of Shares issued under an Option may be paid with a full recourse promissory note. The Shares will be pledged as a security for payment of the principal amount of the promissory note and interest on it. The interest rate payable under the terms of the promissory note will not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) will specify the term, interest rate, amortization requirements (if any) and other provisions of the note. Provided, however, that if the Company is a Publicly Held Corporation, any payment by promissory note may be made only if and to the extent that the Company determines that it is permissible under section 402 of the Sarbanes-Oxley Act of 2002 as amended from time to time.

d. Exercise/Sale. To the extent that an Award Agreement so provides, and if the Stock is publicly traded, payment on exercise of an Option may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

e. Exercise/Pledge. To the extent that an Award Agreement so provides, and if the Stock is publicly traded, payment on exercise of an Option may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge the Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 8. ADJUSTMENT OF SHARES; CORPORATE EVENTS

a. Capitalization Adjustments. If the outstanding shares of Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the Board shall make such appropriate and proportionate adjustments as it deems necessary or appropriate in one or more of (i) the number and class of shares subject to the Plan, (ii) the number of shares or class of shares covered by each outstanding Option and Stock Bonus Award and (iii) the Exercise Price under each outstanding Option.

b. Corporate Transactions. In the event that the Company is a party to a Change in Control, the Board may provide for any of the following: (i) the cancellation of each outstanding Award after payment to the Participant of an amount, if any, in cash or cash equivalents equal to (x) the Fair Market Value of the Shares subject to the Award at the time of the merger, consolidation or other reorganization minus, in the case of an Option, (y) the Exercise Price of the Shares subject to the Option; (ii) the assumption or continuation by any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) of any or all Awards outstanding under the Plan or substitution of similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any assignment by the Company to the successor of the Company (or the successor’s parent company, if any) of any reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to Awards, in connection with such Change in Control; (iii) the acceleration of exercisability or vesting of all or a portion of the Awards (in full or in part) to a date prior to the effective time of such Change in Control (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine, and (iv) termination of Awards if not exercised (if applicable) at or prior to the effective time of the Change in Control, and lapse of any reacquisition or repurchase rights held by the Company with respect to such Awards (contingent upon the effectiveness of the Corporate Transaction).

c. Reservation of Rights. Except as provided in this Section, a Participant has no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of any class. Any issuance by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, will not affect the number of Shares subject to a Stock Bonus Award or the number or Exercise Price of Shares subject to an Option. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. PERFORMANCE AWARDS

a. Performance Rules. Subject to the terms of the Plan, the Board will have the authority to establish and administer performance-based grant and/or vesting conditions and Performance Objectives with respect to such Awards as it considers appropriate, which Performance Objectives must be satisfied, as the Board specifies, before the Participant receives or retains an Award or before the Award becomes nonforfeitable. Where such Awards are granted to “covered employees” within the meaning of Code Section 162(m), and the Company is a Publicly Held Corporation, the Board (as described in Section 3(b) of the Plan) may designate the Awards as subject to the requirements of Code Section 162(m), in which case the provisions of the Awards are intended to conform with all provisions of Code Section 162(m) to the extent necessary to allow the Company to claim a U.S. federal income tax deduction for the Awards as “qualified performance-based compensation.” However, the Board retains the discretion to grant Awards that do not so qualify and to determine the terms and conditions of such Awards including the Performance Objectives or other performance-based vesting conditions that shall apply to such Awards. Notwithstanding satisfaction of applicable Performance Objectives, to the extent specified on the date of grant of an Award, the number of Shares or other benefits received under an Award that are otherwise earned upon satisfaction of such Performance Objectives may be reduced by the Board (but not increased) on the basis of such further considerations that the Board in its sole discretion shall determine. No Award intended to conform with the provisions of Code Section 162(m) shall be granted or vest, as applicable, unless and until the date that the Board has certified, in the manner prescribed by Code Section 162(m), the extent to which the Performance Objectives for the Performance Period have been attained and has made its decisions regarding the extent, if any, of a reduction of such Award.

b. Performance Objective. Performance Objectives will be based on one or more of the following performance-based measures determined based on the Company and its Subsidiaries on a group-wide basis or on the basis of Subsidiary, business platform, or operating unit results: (i) earnings per share (on a fully diluted or other basis), (ii) pretax or after tax net income, (iii) operating income, (iv) gross revenue, (v) profit margin, (vi) stock price targets or stock price maintenance, (vi) working capital, (vii) free cash flow, (viii) cash flow, (ix) return on equity, (x) return on capital or return on invested capital, (xi) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xii) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures, or (xiv) any combination of these measures. The Board shall determine whether such Performance Objectives are attained, and such determination will be final and conclusive. Each Performance Objective may be expressed in absolute and/or relative terms, may be based on or use comparisons with internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, business platforms, and/or operating units) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Objectives may use comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets. In respect of Performance Awards intended to comply with Code Section 162(m), Performance objectives shall be established no later tan ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

SECTION 10. CONDITIONS UPON ISSUANCE OF SHARES

a. Securities Law Requirements. Shares may not be issued under the Plan unless the issuance and delivery of these Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated under it, state and federal securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities then may be traded.

b. Investment Representations. As a condition to the exercise of an Option, the Board may require the person exercising the Option to represent and warrant at the time of exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

c. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, will relieve the Company of any liability in respect of the failure to issue or sell those Shares as to which the requisite authority has not been obtained.

SECTION 11. NO RETENTION RIGHTS

Nothing in the Plan or in any Award granted under the Plan will confer on the Participant any right to continue in Service for any period of time or will interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary) or of the Participant, which rights are expressly reserved by each, to terminate his or her Service at any time and for any reason.

SECTION 12. DURATION AND AMENDMENTS

a. Term of the Plan. Subject to the approval of the Company’s shareholders, the Plan is effective on                      2007, the date of its adoption by the Board. If the shareholders fail to approve the Plan within 12 months after its adoption by the Board, any grants of Awards that already have occurred will be rescinded, and no additional grants will be made. The Plan will terminate automatically on                      2017, ten (10) years after its adoption by the Board, and may be terminated on any earlier date pursuant to subsection (b) below.

b. Right to Amend or Terminate the Plan. The Board may amend, suspend or terminate the Plan at any time and for any reason. However, (i) any amendment of the Plan that increases the number of Shares available for issuance under the Plan (except as provided in Section 8), or that materially changes the class of persons who are eligible for the grant of Awards, is subject to the approval of the Company’s shareholders and (ii) no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the listing requirements of any stock exchange on which the Shares are traded or applicable law. The Board, in its sole discretion, may submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Code Section 162(m) and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

c. Right to Amend Awards. The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment without the consent of the Participant.

d. Effect of Amendment or Termination. No Shares will be issued or sold under the Plan after its termination, except on exercise of an Option granted prior to the termination. No amendment, suspension, or termination of the Plan will, without the consent of the Participant, alter or impair any rights or obligations under any Award previously granted under the Plan.

SECTION 13. APPLICABLE LAW

The Plan and all Awards granted under it will be construed and interpreted in accordance with, and governed by, the laws of the Cayman Islands, other than its laws regarding choice of law.

SECTION 14. EXECUTION

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute it.

XINYUAN REAL ESTATE CO., LTD.

By:
Title: